Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place • Suite 200 • Wakefield, Massachusetts  01880-6210 • (781) 557-1300 •  www.franklinstreetproperties.com
Contact: Donna Brownell 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
FIRST QUARTER 2008 RESULTS

Wakefield, MA—April 29, 2008—Franklin Street Properties Corp. (the “Company” or “FSP”) (AMEX: FSP), an investment firm specializing in real estate, announced today Net Income of $7.4 million and Earnings Per Share (EPS) of $0.10 for the three months ended March 31, 2008.  The Company also announced Funds From Operations (FFO) of $15.6 million or $0.22 per share and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

(in 000's except per share data)	Three Months Ended March 31,
	2008	2007	Increase (Decrease)

Net Income	$7,384	$9,732	$(2,348)

FFO	$15,637	$19,586	$(3,949)
GOS	-	-	-
FFO+GOS	$15,637	$19,586	$(3,949)
Per Share Data:
EPS	$0.10	$0.14	$(0.04)
FFO	$0.22	$0.28	$(0.06)
GOS	$-	$-	$-
FFO+GOS	$0.22	$0.28	$(0.06)

Weighted ave shares (diluted)	70,481	70,766	(285)

Comparing results for the first quarter of 2008 to 2007, Net Income and EPS decreased $2.3 million or $0.04 per share and FFO decreased $3.9 million or $0.06 per share.  There was no GOS in the first quarter of 2008 or 2007, and FFO+GOS decreased $3.9 million or $0.06 per share.

The following significant factors affected Net Income, EPS and FFO for the three months ended March 31, 2008 compared to results for the same period in 2007.  Net income for the first quarter of 2008 decreased $2.3 million compared to the first quarter of 2007.  The decrease was principally a result of:  (1) a $3.6 million decrease from investment banking related income as a result of a lower level of securities sold, (2) a decrease in interest income of $0.4 million from lower average cash balances and rates of interest earned on invested cash, and (3) an increase to depreciation and amortization of approximately $0.2 million from property acquisitions.  These decreases were partially offset by (4) a $1.9 million increase in rental income net of operating expenses primarily from property acquisitions and the benefit of increases in leasing made over the last twelve months.  FFO decreased $3.9 million principally as a result of these factors excluding non-cash items and including distributions received from equity investments for the three months ended March 31, 2008 compared to the same period in 2007.

  -more-

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2008, FSP’s profits as represented by FFO+GOS totaled approximately $15.6 million or $0.22 per share.  Dividend distributions paid during the first quarter of 2008 totaled approximately $21.8 million or $0.31 per share.

Significant portions of our real estate investment business are transactional.  Beginning in the third quarter of 2007, those transactional businesses were materially impacted by the external financial, mortgage/debt and investment market problems that arose from the “credit crunch”.  FSP has certain properties in its portfolio that we may have contemplated selling but have not put up for sale because of market conditions.  Consequently, the first quarter of 2008 produced no GOS profit contribution.  Changes in mortgage loan availability and changes in the cost of those loans continue to restrict many potential sales of commercial office buildings around the country.  Rather than sell in this negative environment, FSP has decided to postpone the sale of some properties until a more attractive environment establishes itself, particularly within the mortgage/debt markets.  A time frame for improvement in these markets is hard to predict, especially with the uncertainty of how significant an impact the current financial market turmoil will have on broader U.S. economic activity.  We are constantly evaluating property disposition opportunities, as well as potential new property acquisition opportunities that may present themselves at attractive prices.

Additionally, as a result of the turmoil in the mortgage/debt markets, the investor market for our real estate private placement business has suffered and negatively affected our Investment Banking equity-raising efforts.  In fact, our real estate investment banking business had one of its slowest quarters in FSP history, with only $2.7 million of equity capital raised, which did not cover expenses and actually reduced first quarter profits by approximately $0.01 per share.  Uncertainty surrounding the potential impact on commercial real estate emanating from the mortgage/debt crisis has caused a “wait-and-see” attitude to prevail among many of our established investor clients.  However, business in this area has recently increased over the first quarter.  It would appear that certain potential investors have begun to gain some confidence from the actions taken by the Federal Reserve and the Treasury in March relative to the ongoing functioning and predictability of the U.S. financial markets.  This, in turn, may contribute to improved real estate equity-investment activity at our Investment Bank.

While profits continued to suffer in the first quarter of 2008 from our transactional businesses being negatively impacted by the broader capital market credit crunch, our unleveraged real estate portfolio of 26 properties maintained its overall 93% occupancy and provided steady income.  It is meaningful to know that our second largest property investment ever, which was an approximately $83 million equity investment made at the end of 2007 in a Chicago CBD office building located at 303 East Wacker Drive, was made via a preferred stock purchase in one of our sponsored single-asset REITs.  The entity which owns the Chicago property has declared a dividend representing operations for the first quarter, but the dividend is not paid to shareholders until the second quarter.  Consequently, there is a time delay in our being able to realize the cash return from that investment, and that investment contributed zero towards FSP’s profits for the first quarter.  However, recognized contribution from this investment will be reflected in FSP’s profits each quarter going forward.  Taken as a whole, FSP’s investment/business model appears well positioned to continue to weather this broader debt market dislocation.  We have the financial capability to maintain our real estate assets and operational businesses to the highest standards, with the objective of ultimately realizing their full longer-term potential values.

-more-

As the capital markets and U.S. economy work through the current real estate mortgage/debt crunch, we will continue to remain conservative, disciplined and patient, while watching for value investment opportunities.  Our balance sheet provides significant borrowing power for property acquisitions.  We view the current capital market environment as a potential period of opportunity to acquire quality core office properties at excellent values.  In many cases, investment competition for such properties has thinned out significantly because of the credit crunch.  As previously announced, in a change from past practice, FSP will consider using its balance sheet strength to help finance property-secured borrowings to fund new acquisitions and, thus, begin to create a moderately-leveraged larger real estate portfolio.

While no additional properties were acquired for FSP’s portfolio in the first quarter of 2008, on March 20, 2008, the Company announced that it had entered into an agreement and plan of merger to acquire FSP Park Ten Development Corp. by merger for cash consideration of approximately $35.4 million.  FSP Park Ten Development Corp. is one of our sponsored single-asset REITs and is the owner of a 155,000 square foot office building in Houston, Texas, which was spec-developed by FSP.  The property, which was completed in late 2006, is now approximately 98% leased and is adjacent to a look-alike sister building currently owned by FSP.  Consummation of the acquisition requires the approval of FSP Park Ten Development Corp.’s stockholders.  On April 28, 2008, FSP Park Ten Development Corp. informed us that the requisite number of holders of its preferred stock had voted to approve the acquisition.  The acquisition is expected to close on or about May 15, 2008.”

Dividend Announcement

On April 18, 2008, the Board of Directors of the Company declared a cash distribution of $0.31 per share of common stock payable on May 20, 2008 to stockholders of record on April 30, 2008.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 26 properties and for three non-consolidated REITs that we have interests in as of March 31, 2008.

-more-

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2008	2007

Net income	$7,386	$9,732
(Gain) Loss on sale of properties	-	-
GAAP (income) loss from non-consolidated REITs	(793)	583
Distributions from non-consolidated REITs	546	281
Depreciation of real estate & intangible amortization	8,498	8,990
Funds From Operations (FFO)	15,637	19,586
Plus gains on sales of properties	-	-
FFO+GOS	$15,637	$19,586

Per Share Data
EPS	$0.10	$0.14
FFO	$0.22	$0.28
GOS	$-	$-
FFO+GOS	$0.22	$0.28

Weighted average shares (basic and diluted)	70,481	70,766

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for April 30, 2008 at 9:30 a.m. (ET) to discuss the first quarter 2008 results. The toll free number is 1-888-396-2356, passcode 48135673. Internationally, the call may be accessed by dialing 1-617-847-8709, passcode 48135673. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  FSP operates in two business segments: real estate operations and investment banking/investment services.  FSP owns an unleveraged portfolio of real estate.  The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

  -more-

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2007), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly information for 2007	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

-more-

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Consolidated Income Statement
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2008	2007

Revenue:
Rental	$26,656	$25,104
Related party revenue:
Syndication fees	205	2,956
Transaction fees	168	3,081
Management fees and interest income from loans	561	1,817
Other	20	38
Total revenue	27,610	32,996

Expenses:
Real estate operating expenses	6,699	6,207
Real estate taxes and insurance	4,279	4,168
Depreciation and amortization	7,359	7,177
Selling, general and administrative	2,009	1,888
Commissions	158	1,559
Interest	1,192	2,676

Total expenses	21,696	23,675

Income before interest income, equity in earnings (losses) of
non-consolidated REITs and taxes on income	5,914	9,321
Interest income	303	653
Equity in earnings (losses) of non-consolidated REITs	793	(616)

Income before taxes	7,010	9,358
Income tax (benefit) expense	(376)	295

Income from continuing operations	7,386	9,063
Income from discontinued operations	-	669

Net income	$7,386	$9,732

Weighted average number of shares outstanding,
basic and diluted	70,481	70,766

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.10	$0.13
Discontinued operations	-	0.01
Net income per share, basic and diluted	$0.10	$0.14

-more-

  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule B
  Condensed Consolidated Balance Sheet
  (Unaudited)

(in thousands, except share and par value amounts)	March 31,	December 31,
	2008	2007
Assets:
Real estate assets, net	787,398	790,319
Acquired real estate leases, less accumulated amortization
of $25,801 and $23,401, respectively	30,826	33,695
Investment in non-consolidated REITs	86,235	85,663
Assets held for syndication, net	24,593	26,310
Cash and cash equivalents	32,227	46,988
Restricted cash	336	336
Tenant rent receivables, less allowance for doubtful accounts
of $509 and $430, respectively	1,694	1,472
Straight-line rent receivable, less allowance for doubtful accounts
of $261 and $261, respectively	7,638	7,387
Prepaid expenses	1,654	1,395
Other assets	1,540	406
Office computers and furniture, net of accumulated depreciation
of $1,002 and $968, respectively	340	309
Deferred leasing commissions, net of accumulated amortization
of $2,290, and $1,975, respectively	9,581	9,186
Total assets	$984,062	$1,003,466

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$84,750	$84,750
Accounts payable and accrued expenses	16,633	20,255
Accrued compensation	415	1,564
Tenant security deposits	1,923	1,874
Acquired unfavorable real estate leases, less accumulated amortization
of $1,424, and $1,226, respectively	4,186	4,405
Total liabilities	107,907	112,848

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 70,480,705 and 70,480,705 shares issued and outstanding, respectively	7	7
Additional paid-in capital	889,019	889,019
Earnings (distributions) in excess of accumulated earnings/distributions	(12,871)	1,592
Total stockholders’ equity	876,155	890,618
Total liabilities and stockholders’ equity	$984,062	$1,003,466

-more-

  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule C
  Consolidated Statement of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2008	2007
Cash flows from operating activities:
Net income	$7,386	$9,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,371	7,666
Amortization of above market lease	1,139	1,334
Equity in earnings (losses) from non-consolidated REITs	(793)	583
Distributions from non-consolidated REITs	546	281
Increase in bad debt reserve	79	-
Changes in operating assets and liabilities:
Restricted cash	-	79
Tenant rent receivables, net	(301)	503
Straight-line rents, net	(251)	(1,273)
Prepaid expenses and other assets, net	(376)	755
Accounts payable and accrued expenses	(4,379)	(1,856)
Accrued compensation	(1,148)	(1,388)
Tenant security deposits	49	(90)
Payment of deferred leasing commissions	(818)	(661)

Net cash provided by operating activities	8,504	15,665

Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture, capitalized merger costs	(1,777)	(9,327)
Investment in non-consolidated REITs	-	(9)
Other assets	(1,000)	-
Redemption of (investment in) certificate of deposit	-	(37)
Investment in assets held for syndication, net	1,391	(121,431)
Proceeds received on sales of real estate assets	-	5,830

Net cash used for investing activities	(1,386)	(124,974)

Cash flows from financing activities:
Distributions to stockholders	(21,849)	(21,938)
Repayments under bank note payable	-	130,000
Deferred financing costs	(30)	-

Net cash provided by financing activities	(21,879)	108,062

Net decrease in cash and cash equivalents	(14,761)	(1,247)

Cash and cash equivalents, beginning of period	46,988	69,973

Cash and cash equivalents, end of period	$32,227	$68,726

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2008	252,410	5.1%
2009	592,398	11.9%
2010	780,402	15.6%
2011	348,646	7.0%
2012	713,753	14.3%
2013	330,189	6.6%
Thereafter	1,979,330	39.5%	(2)
	4,997,128	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and if applicable, exclude assets held for sale.
(2)	Includes 368,000 square feet of current vacancies.

(In Thousands)	As of March 31, 2008
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	6	$ 203,600	25.9%	1,332	26.7%
Colorado	4	132,872	16.9%	791	15.8%
Georgia	1	78,562	10.0%	387	7.7%
Maryland	2	63,916	8.1%	424	8.5%
Virginia	2	63,449	8.0%	433	8.7%
Missouri	2	57,589	7.3%	349	7.0%
Florida	1	50,163	6.4%	213	4.3%
California	2	21,532	2.7%	182	3.6%
Indiana	1	38,086	4.8%	205	4.1%
Illinois	1	32,380	4.1%	177	3.6%
Michigan	1	15,359	2.0%	215	4.3%
North Carolina	2	14,605	1.9%	172	3.4%
Washington	1	15,285	1.9%	117	2.3%
Total	26	$ 787,398	100.0%	4,997	100.0%

Property by type:
(dollars & square feet	As of March 31, 2008
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	25	782,167	99.3%	4,898	98.0%
Industrial	1	5,231	0.7%	99	2.0%
Total	26	$ 787,398	100.0%	4,997	100.0%

  -more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-08	31-Mar-07

Tenant improvements	$2,337	$2,304
Deferred leasing costs	817	661
Building improvements	197	551
	$3,351	$3,516

Square foot & leased percentages	March 31,	December 31,
	2008	2007

Owned portfolio of commercial real estate
Number of properties	26	26
Square feet	4,997,128	4,998,280
Leased percentage	93%	93%

Investments in non-consolidated commercial real estate
Number of properties	3	3
Square feet	1,615,395	1,614,380
Leased percentage	80%	92%

Single Asset REITs (SARs) managed
Number of properties	9	9
Square feet	2,682,770	2,682,770
Leased percentage	93%	92%

Total owned, investments & managed properties
Number of properties	38	38
Square feet	9,295,293	9,295,430
Leased percentage	91%	93%

The following table shows property information for our investments in non-consolidated REITs:

				% Leased	% Interest
Single Asset REIT Name	City	State	S.F.	31-Mar-08	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	840,142	90.1%	43.7%
FSP Phoenix Tower Corp.	Houston	TX	618,507	62.9%	4.6%
FSP Park Ten Development Corp.	Houston	TX	156,746	97.8%	3.1%
			1,615,395	80.4%

  -more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Quartery information for 2007
(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4
Revenue:	2007	2007	2007	2007
Rental	$25,104	$22,896	$27,110	$25,851
Related party revenue:
Syndication fees	2,956	3,448	686	1,896
Transaction fees	3,081	3,761	604	2,452
Management fees and
interest income from loans	1,817	1,862	1,497	1,854
Other	38	9	37	34
Total revenue	32,996	31,976	29,934	32,087

Expenses:
Real estate operating expenses	6,207	5,668	7,151	7,145
Real estate taxes and insurance	4,168	3,924	4,398	4,045
Depreciation and amortization	7,177	6,777	7,756	7,624
Selling, general and administrative	1,888	2,000	1,787	1,791
Commissions	1,559	1,754	406	1,017
Interest	2,676	1,622	1,823	1,563
Total expenses	23,675	21,745	23,321	23,185

Income before interest income, equity in earnings
(losses) of non-consolidated REITs	9,321	10,231	6,613	8,902
Interest income	653	560	649	514
Equity in earnings (losses) of non-consolidated REITs	(616)	(142)	147	147

Income before taxes	9,358	10,649	7,409	9,563
Income tax (benefit) expense	295	425	(206)	359

Income from continuing operations	9,063	10,224	7,615	9,204
Income from discontinued operations	669	662	(71)	(70)

Income before gain on sale of properties	9,732	10,886	7,544	9,134
Gain on sale of properties	-	21,590	1,942	257
Net income	$9,732	$32,476	$9,486	$9,391

FFO and FFO+GOS calculations:

Net income	$9,732	$32,476	$9,486	$9,391
(Gain) Loss on sale of properties	-	(21,590)	(1,942)	(257)
GAAP income (losses) from non-consolidated REITs	583	142	(106)	(147)
Distributions from non-consolidated REITs	281	442	476	607
Depreciation & amortization	8,990	8,499	9,008	8,978
Funds From Operations (FFO)	19,586	19,969	16,922	18,572
Plus gains on sales of properties	-	21,590	1,942	257
FFO+GOS	$19,586	$41,559	$18,864	$18,829

  -more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	Capital One Services, Inc.* (1)	297,789	61	6.0%
2	Citgo Petroleum Corporation	248,399	29	5.0%
3	Tektronix Texas, LLC	241,372	38	4.8%
4	Burger King Corporation	212,619	58	4.3%
5	New Era of Networks, Inc. (Sybase)	199,077	42	4.0%
6	Citgroup Credit Services, Inc.	176,848	61	3.5%
7	RGA Reinsurance Company	171,120	63	3.4%
8	International Business Machines Corp.	138,033	73	2.8%
9	CACI Technologies, Inc.	132,896	73	2.7%
10	Maines Paper and Food Service, Inc.	98,745	42	2.0%
11	The Staubach Company	92,827	87	1.9%
12	AMDOCS, Inc.	91,928	73	1.8%
13	Ober Kaler Grimes	90,811	81	1.8%
14	County of Santa Clara	90,467	91	1.8%
15	Vail Corp, dba Vail Resorts	83,620	79	1.7%
16	Corporate Holdings, LLC	81,818	67	1.6%
17	Technip-Coflexip USA Holdings, Inc	79,496	73	1.6%
18	Noble Royalties, Inc.	78,344	67	1.6%
19	Cooley Godward LLP	72,850	81	1.5%
20	CSA Credit Solutions	61,572	73	1.2%
	Total	2,740,631		54.8%

(1)	Capital One subleases all of its space to LandAmerica Financial Group.

  -more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.